EXHIBIT 99.1

"Industry Pioneer Joins Forces with TPTW Global Tech to Spearhead Adaptive Artificial

Intelligence and Data Stream Learning in Smart Cities Revolution through VuMe App

Super APP Enhancement"

"Expert-Led Artificial Intelligence Advisory Team to Amplify TPTW Global Tech's Commitment to Sustainable Urban Evolution"

SAN DIEGO, CA / ACCESSWIRE / February 20, 2024 / TPT Global Tech, Inc. (OTC Pink:TPTW) (www.tptglobaltech.com), a leading innovator in the telecommunications and technology industries, is setting a new benchmark in the integration of Adaptive Artificial Intelligence and Data Stream Learning technologies. Through a strategic agreement with 4KST's cutting-edge Adaptive AI platform via Swamifi Fintech Ltd., TPTW is on a mission to redefine urban development. The company's ambitious Smart City initiative is poised to transform urban landscapes by focusing on:

•	Energy Efficiency and Behavioral Insights: Crafting a universal framework to analyze and improve energy consumption patterns, emphasizing both quantitative and qualitative aspects of urban energy use.
•	Innovative Scoring Metrics: Introducing a dynamic scoring system for cities, enabling easy-to-understand benchmarks for energy efficiency and urban behavior.
•	Gamification in Urban Planning: Integrating VuMe's gamified elements to foster engagement and promote sustainable practices among city dwellers and businesses.
•	B2B and B2B2C Platforms: Leveraging VuMe as a comprehensive tool for cities and consumers alike, offering predictive analytics and privacy-protected energy usage comparison.

Advisory Committee Announcement: Highlighting this strategic pivot, TPTW is thrilled to announce the first appointee to its advisory committee, James Leung. With a storied career spanning over three decades in technology, finance, and executive leadership, Leung brings a wealth of experience from his tenure with giants like Microsoft, Sprint, T-Mobile, and Kodak. His expertise is expected to be instrumental in driving TPTW's Adaptive AI and Smart City innovations forward.

CEO's Vision: Stephen Thomas III, CEO of TPTW Global Tech, Inc., articulates the company's vision, "With Adaptive AI and Data Stream Learning at the forefront, we are poised to revolutionize Smart City development. Our advisory team's unparalleled expertise will be pivotal in realizing our vision for more efficient, sustainable, and interconnected urban environments."

The Importance of Adaptive Artificial Intelligence: Recognized by the Gartner Report as a top strategic technology trend, Adaptive AI is crucial for the next generation of AI advancements. Gartner predicts that by 2026, organizations utilizing adaptive AI systems will outperform their competitors by 25% significantly in operational efficiency.

About TPT Global Tech, Inc.

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VuMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptglobaltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.